EXHIBIT 7
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          SUBSIDIARIES OF INOUYE TECHNOLOGIES (CANADA) INC.

 Name of Subsidiary                        Percentage of Ownership
 ------------------                        -----------------------
 Inouye Technologies Inc.,                 100%
 a British Columbia Corporation